Exhibit 99.2

Timberline Announces Second Quarter 2010 Financial Results and Presentation at New York Hard Assets Investment Conference

May 10, 2010 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) today announced consolidated financial results for its second fiscal quarter ended March 31, 2010.

For the second fiscal quarter, Timberline reported total consolidated revenues of $5.26 million and a consolidated after-tax net loss of $0.91 million.  Timberline’s contract drilling subsidiaries, Timberline Drilling Incorporated (“Timberline Drilling”) and World Wide Exploration, S.A. de C.V. (“World Wide”) reported combined revenues of $5.26 million and a combined after-tax net income of $0.23 million for the second quarter. This marks the fourth consecutive quarter of positive combined net income for Timberline’s contract drilling subsidiaries.

Timberline’s corporate office and exploration division reported a net loss of $1.14 million for the quarter ended March 31, 2010, which included $0.28 million in non-cash charges, $0.23 million in exploration expenditures, $0.49 million in general and administrative costs, and $0.14 million in interest expense.

Timberline CEO Randal Hardy commented, “We are very pleased with these quarterly results.  At Timberline Drilling, our team has successfully navigated a very challenging period over the past year.  In the U.S., our results from this latest quarter are very compelling - $5.11 million in drilling revenue, $0.54 million in net income, and positive cash flow provided by operating activities of $0.35 million.  For the combined first and second quarters of fiscal year 2010, Timberline Drilling generated $8.37 million in revenue, $0.78 million in net income, and $1.30 million in positive cash flow provided by operating activities.  Our relationship with our major customer is strong, and we have proven our ability to provide additional drills and competent, experienced crews as required.  We are focused on providing effective drill services to our customers in a safe, productive environment.  In recent months, we have obtained additional exploration and development drilling contracts that provide diversification and slightly higher margins.  We anticipate continued profitable growth to be the result of our continued emphasis on cost control, customer satisfaction, and safe and superior performance at the drill rigs.”

Mr. Hardy continued, “Our Butte Highlands Gold Project joint venture also had a successful quarter with the completion of the surface site facilities and the advancement of the underground ramp toward our underground drill sites and the mineralization.  The application for our hard rock underground operating permit was submitted last week, and we are committed to working with the regulators and the community around Butte to see our operation through to production in 2011.  Finally, we continue to evaluate strategic opportunities that fit our business plan, such as our proposed acquisition of Staccato Gold Resources which is expected to close in June, as we believe we are well-positioned to take advantage of opportunities we identify in today’s market.”

Timberline’s Quarterly Report on Form 10-Q will be filed with the SEC on May 10, 2010.  It can be viewed in its entirety on the SEC website which can be accessed from the “Investors” page of the Timberline website at HUwww.timberline-resources.comUH.

Timberline also announced today that CEO Randal Hardy will be making a presentation showcasing the company, its Butte Highlands Gold Project joint venture, and outlining the benefits of its acquisition of Staccato Gold Resources to investors on Tuesday, May 11, 2010 at the New York Hard Assets Investment Conference.  Timberline management will also be available to answer questions and update investors at their conference exhibit in Booth #216 on May 10th and 11th at the New York Marriott Marquis.

Timberline Resources Corporation is a diversified gold company comprised of three complementary business units:  an underground mine with upcoming gold production, exploration, and drilling services.  Its unique, vertically-integrated business model provides investors exposure to gold production, the “blue sky” potential of exploration, and the “picks and shovels” aspect of the mining industry.  Timberline has contract core drilling subsidiaries in the western United States and Mexico and an exploration division focused on district-scale gold projects with the potential for near-term, low-cost development.  The Company has formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, LLC, at its Butte Highlands Gold Project where development commenced in 2009.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859